EXHIBIT 99.1

LUVU BRANDS PROVIDES PRELIMINARY Q4 AND FISCAL YEAR NET SALES

Preliminary fiscal 2022 net sales are 14% ahead of prior fiscal year

ATLANTA, GA / August 2, 2022 / Luvu Brands, Inc., (OTCQB:LUVU), a designer, manufacturer and marketer of a portfolio of consumer lifestyle brands, today announced that preliminary unaudited net sales for the three months ended June 30, 2022 were approximately $6.2 million (or approximately 6% higher) than the $5.8 million recorded in the same period of 2021. For the twelve months ended June 30, 2022, preliminary net sales were a record $26.4 million, an increase of approximately 14% from the $23.1 million reported for the prior fiscal year.

Note About Preliminary Results

The estimated preliminary net sales for the fourth quarter and twelve months ended June 30, 2022, presented in this release are not reviewed or audited and may change. The preliminary unaudited net sales presented herein include calculations or figures that have been prepared internally by management and have not been reviewed by our independent registered public accounting firm. There can be no assurances that Luvu Brands reported net sales for the fourth quarter and twelve months ended June 30, 2022, will not differ from the amounts presented herein. This preliminary financial data should not be viewed as a substitute for full audited financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future period. Our audited financial statements for the three and twelve months ended June 30, 2022, will be contained in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Luvu Brands has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements are unknown at this time. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, including, but not limited our ability to, statements regarding our preliminary unaudited net sales information presented herein, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You are urged to carefully review any cautionary statements and other disclosures in Luvu Brand’s Annual Report on Form 10-K for the year ended June 30, 2021, and its other filings with the Securities and Exchange Commission. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Luvu Brands undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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About Luvu Brands

Luvu Brands, Inc. designs, manufactures, and markets a portfolio of consumer lifestyle brands through the Company’s websites, online mass merchants, and specialty retail stores worldwide. Our brands include Liberator®, an iconic product category for enhancing sensuality and intimacy; Avana®, inclined bed therapy products, assistive in relieving medical conditions associated with acid reflux, surgery recovery, and chronic pain; and Jaxx®, a diverse range of casual fashion daybeds, sofas, and beanbags. As a sustainability-focused Company we use repurposed polyurethane foam and fabrics wherever possible and vacuum compress all our foam-based products to reduce our carbon footprint. Headquartered in Atlanta, Georgia, the Company occupies a 140,000 square foot vertically-integrated manufacturing facility and employs over 200 people. The Company brand sites include: www.liberator.com, www.jaxxliving.com, www.avanacomfort.com, plus other global e-commerce sites. For more information about Luvu Brands, please visit www.luvubrands.com.

Company Contact:

Luvu Brands, Inc.

Alexander A. Sannikov

Chief Financial Officer

770-246-6426

Alexander.Sannikov@LuvuBrands.com

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